UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2021

LODGING FUND REIT III, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-56082	83-0556111
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 43rd Street South, Suite 205
Fargo, North Dakota	58103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (701) 630-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Contribution Agreement

On October 20, 2021, Lodging Fund REIT III OP, LP (the “Operating Partnership”), the operating partnership subsidiary of Lodging Fund REIT III, Inc. (the “Company”) and ELP MC Ventures, LLC (the “Contributor”) entered into a Legendary Equity Preservation UPREIT (Pat. Pend.) Contribution Agreement (the “Contribution Agreement”), pursuant to which the Contributor agreed to contribute the 90-room Courtyard El Paso Airport hotel in El Paso, Texas (the “Hotel Property”) to the Operating Partnership. The Contributor is not affiliated with the Company or Legendary Capital REIT III, LLC, the Company’s external advisor. The aggregate consideration for the Hotel Property under the Contribution Agreement is $15,120,000 plus closing costs, subject to adjustment as provided in the Contribution Agreement. The majority of the consideration consists of the assumption or refinancing by the Operating Partnership of existing debt secured by the Hotel Property. The remaining consideration consists of the issuance by the Operating Partnership of Common Limited Units of the Operating Partnership and cash at closing. As required by the Contribution Agreement, the Operating Partnership will deposit $50,000 into escrow as earnest money pending the closing or termination of the Contribution Agreement. Except in certain circumstances described in the Contribution Agreement, if the Operating Partnership fails to perform its obligations under the Contribution Agreement, it will forfeit the earnest money.

Upon closing, the parties will enter into an amendment to the amended and restated limited partnership agreement of the Operating Partnership to evidence the issuance of Common Limited Units to the Contributor. An additional number of Common Limited Units will be placed into a trust with the Operating Partnership (the “Trust Units”). The Trust Units will accrue distributions declared and paid by the Operating Partnership, all or a portion of which will be paid to the Contributor upon the Hotel Property satisfying certain performance benchmarks set forth in the Contribution Agreement.   The Trust Units will be released from the trust upon the Hotel Property satisfying a certain performance benchmark set forth in the Contribution Agreement.

The Contribution Agreement contains various covenants, representations and warranties from the respective parties. The acquisition of the Hotel Property by the Operating Partnership is subject to certain closing conditions, including the Operating Partnership’s assumption or refinancing of the existing debt secured by the Hotel Property. There can be no assurance that the Operating Partnership will complete the acquisition of the Hotel Property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LODGING FUND REIT III, INC.

Dated: October 26, 2021	BY:	/s/ Corey R. Maple
Corey R. Maple
Chairman of the Board, Chief Executive Officer and Secretary